Exhibit (a)(2)

THE PRUDENTIAL SERIES FUND, INC.

ARTICLES SUPPLEMENTARY

TO

SECOND ARTICLES OF RESTATEMENT

THE PRUDENTIAL SERIES FUND, INC., a Maryland corporation having its principal office in this State c/o Prentice Hall Corporation System, Maryland, 11 E. Chase Street, Baltimore, Maryland 21201 (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

SECOND: The Corporation has authority to issue seven billion (7,000,000,000) shares of capital stock, par value $0.01 per share, and such shares are allocated among thirty-six (36) classes of capital stock (each, a “Series”), each of which is further divided into two classes (each, a “Class”), each Series and Class having the designations indicated, and the number of authorized shares of Stock of each Class of each Series, the par value of the shares of each Class of each Series, and the aggregate par value of the shares of all Series and Classes being as follows:

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	CLASS I		CLASS II
SERIES	Number of Shares	Par Value	Number of Shares	Par Value
Money Market Portfolio Capital Stock	340,000,000	$3,400,000	10,000,000	$100,000
Diversified Bond Portfolio Capital Stock	340,000,000	$3,400,000	10,000,000	$100,000
Equity Portfolio Capital Stock	590,000,000	$5,900,000	10,000,000	$100,000
Flexible Managed Portfolio Capital Stock	740,000,000	$7,400,000	10,000,000	$100,000
Conservative Balanced Portfolio Capital Stock	740,000,000	$7,400,000	10,000,000	$100,000
Zero Coupon Bond-2005 Portfolio Capital Stock	20,000,000	$200,000	10,000,000	$100,000
High Yield Bond Portfolio Capital Stock	390,000,000	$3,900,000	10,000,000	$100,000
Stock Index Portfolio Capital Stock	340,000,000	$3,400,000	10,000,000	$100,000
Value Portfolio Capital Stock	340,000,000	$3,400,000	10,000,000	$100,000
Natural Resources Portfolio Capital Stock	60,000,000	$600,000	10,000,000	$100,000
Global Portfolio Capital Stock	140,000,000	$1,400,000	10,000,000	$100,000
Government Income Portfolio Capital Stock	130,000,000	$1,300,000	10,000,000	$100,000
Jennison Portfolio Capital Stock	240,000,000	$2,400,000	20,000,000	$200,000
Small Capitalization Stock Portfolio Capital Stock	140,000,000	$1,400,000	10,000,000	$100,000
Diversified Conservative Growth Portfolio Capital Stock	140,000,000	$1,400,000	10,000,000	$100,000
Jennison 20/20 Focus Portfolio Capital Stock	140,000,000	$1,400,000	10,000,000	$100,000
SP AIM Aggressive Growth Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP AIM Core Equity Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Aggressive Growth Asset Allocation Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Alliance Large Cap Growth Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Alliance Technology Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Balanced Asset Allocation Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Conservative Asset Allocation Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Davis Value Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Deutsche International Equity Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Large Cap Value Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Small/Mid Cap Value Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Growth Asset Allocation Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP INVESCO Small Company Growth Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Jennison International Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP MFS Capital Opportunities Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP MFS Mid Cap Growth Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP PIMCO High Yield Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP PIMCO Total Return Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Prudential U.S. Emerging Growth Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Strategic Partners Focused Growth Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000

Total	6,430,000,000	$64,300,000	570,000,000	$5,700,000
Total Shares, All Series and Classes	7,000,000,000
Total Par Value, All Series and Classes	$70,000,000

THIRD: The Board of Directors of the Corporation, at a meeting duly convened and held on September 4, 2002, adopted resolutions:

(A)	To increase by six hundred million (600,000,000) the number of shares of capital stock, par value $0.01 per share, that the Corporation has authority to issue, to a total of seven billion six hundred million (7,600,000,000) shares.

(B)	To establish five (5) new Series of capital stock designated as SP Small Cap Value Portfolio Capital Stock, SP Mid Cap Value Portfolio Capital Stock, SP Large Cap Growth Portfolio Capital Stock, SP International Value Portfolio Capital Stock, and SP Fundamental Value Portfolio Capital Stock (collectively, the “New Series”), each of which such New Series shall be further divided into two Classes.

(C)	To classify the newly authorized shares of the Corporation such that Class I of each New Series is allocated one hundred million (100,000,000) shares and Class II of each New Series is allocated twenty million (20,000,000) shares, and such that the authorized shares of the Corporation are thus allocated as follows:

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	CLASS I		CLASS II
SERIES	Number of Shares	Par Value	Number of Shares	Par Value
Money Market Portfolio Capital Stock	340,000,000	$3,400,000	10,000,000	$100,000
Diversified Bond Portfolio Capital Stock	340,000,000	$3,400,000	10,000,000	$100,000
Equity Portfolio Capital Stock	590,000,000	$5,900,000	10,000,000	$100,000
Flexible Managed Portfolio Capital Stock	740,000,000	$7,400,000	10,000,000	$100,000
Conservative Balanced Portfolio Capital Stock	740,000,000	$7,400,000	10,000,000	$100,000
Zero Coupon Bond-2005 Portfolio Capital Stock	20,000,000	$200,000	10,000,000	$100,000
High Yield Bond Portfolio Capital Stock	390,000,000	$3,900,000	10,000,000	$100,000
Stock Index Portfolio Capital Stock	340,000,000	$3,400,000	10,000,000	$100,000
Value Portfolio Capital Stock	340,000,000	$3,400,000	10,000,000	$100,000
Natural Resources Portfolio Capital Stock	60,000,000	$600,000	10,000,000	$100,000
Global Portfolio Capital Stock	140,000,000	$1,400,000	10,000,000	$100,000
Government Income Portfolio Capital Stock	130,000,000	$1,300,000	10,000,000	$100,000
Jennison Portfolio Capital Stock	240,000,000	$2,400,000	20,000,000	$200,000
Small Capitalization Stock Portfolio Capital Stock	140,000,000	$1,400,000	10,000,000	$100,000
Diversified Conservative Growth Portfolio Capital Stock	140,000,000	$1,400,000	10,000,000	$100,000
Jennison 20/20 Focus Portfolio Capital Stock	140,000,000	$1,400,000	10,000,000	$100,000
SP AIM Aggressive Growth Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP AIM Core Equity Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Aggressive Growth Asset Allocation Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Alliance Large Cap Growth Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Alliance Technology Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Balanced Asset Allocation Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Conservative Asset Allocation Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Davis Value Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Deutsche International Equity Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Large Cap Value Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Small/Mid Cap Value Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Growth Asset Allocation Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP INVESCO Small Company Growth Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Jennison International Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP MFS Capital Opportunities Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP MFS Mid Cap Growth Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP PIMCO High Yield Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP PIMCO Total Return Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Prudential U.S. Emerging Growth Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Strategic Partners Focused Growth Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Small Cap Value Portfolio Capital Stock	100,000,000	$1,000,000	20,000,000	$200,000
SP Mid Cap Value Portfolio Capital Stock	100,000,000	$1,000,000	20,000,000	$200,000
SP Large Cap Growth Portfolio Capital Stock	100,000,000	$1,000,000	20,000,000	$200,000
SP International Value Portfolio Capital Stock	100,000,000	$1,000,000	20,000,000	$200,000
SP Fundamental Value Portfolio Capital Stock	100,000,000	$1,000,000	20,000,000	$200,000

Total	6,930,000,000	69,300,000	670,000,000	$6,700,000
Total Shares, All Series and Classes	7,600,000,000
Total Par Value, All Series and Classes	$76,000,000

FOURTH: The capital stock allocated to the new Series shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as set by the Board of Directors:

(1)	Any unissued shares of capital stock not allocated to a particular Class of a particular Series may be issued in any existing Class of any existing Series, or in any new Class of any new or existing Series, each comprising such number of shares and having such designations, such powers, preferences and rights and such qualifications, limitations and restrictions as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors, to whom authority so to fix and determine the same is hereby expressly granted. In addition, the Board of Directors is hereby expressly granted authority to increase or decrease the number of shares of any Class of any Series, but the number of shares of any Class shall not be decreased by the Board of Directors below the number of shares thereof then outstanding.

(2)	The holder of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the Class or Series, then standing in his name on the books of the Corporation. On any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by Series or Class except that (1) when otherwise expressly required by the Maryland General Corporation Law or the Investment Company Act of 1940, as amended, shares shall be voted by individual Series or Class; (2) only shares of the respective Series or Class are entitled to vote on matters concerning only that Series or Class; and (3) fundamental investment policies may be changed, with respect to any Series, if such change is approved by a majority (as defined under the Investment Company Act of 1940) of the capital stock of such Series.

(3)	Each Class of each Series of stock of the Corporation shall have the following powers, preferences or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows:

(a)	The shares of each Class, when issued, will be fully paid and non-assessable, have no preference, preemptive, conversion, exchange, or similar rights, except as set forth in (2) below, and will be freely transferable.

(b)	The consideration received by the Corporation for the sale of capital stock of a Class of a Series shall become part of the assets of that Series. Each share of each Class of a Series shall represent an equal proportionate interest in that Class, and each share of any Class shall be equal to each other share of that Class. Each Series shall have no interest in the assets of any other Series. Each share of each Class of a Series shall represent the same interest in the Series and have the same powers, rights, and preferences, except that:

(i)	expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular Class shall be borne solely by such Class;

(ii)	the bearing of such expenses solely by shares of each Class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such Class;

(iii)	the Class II stock shall be subject to a distribution fee pursuant to Rule 12b-1 under the Investment Company of 1940, as amended, and an administration fee as determined by the Board of Directors from time to time;

(iv)	each Class shall have exclusive voting rights on any matter submitted to shareholders that, in the judgment of the Board of Directors (which shall be conclusive), relates solely to its shareholders; and

(v)	each Class shall have separate voting rights on any matter submitted to shareholders in which, in the judgment of the Board of Directors (which shall be conclusive), the interests of one Class differ from the interests of any other Class.

(a)	The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all Classes of any or all Series of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors.

(i)	Dividends or distributions on shares of any Class of stock shall be paid only out of earned surplus or other lawfully available assets belonging to such Class.

(ii)	Inasmuch as one goal of the Corporation is to qualify as a “regulated investment company” under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal years as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Board of Directors to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for Federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a Class of shares has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other Classes, the amount to be deemed available for distribution to the Class or Classes with the net capital gain may be reduced by the amount offset.

(a)	The assets belonging to any Class of a Series of stock shall be charged with the liabilities in respect to such Class and Series, and shall also be charged with their share of the general liabilities of the Corporation in proportion to the asset values of the respective Class. The determination of the Board of Directors shall be conclusive as to the amount of liabilities or the amount of any general assets of the Corporation, as to whether such liabilities or assets are allocable to one or more Series or Classes, and as to the allocation of such liabilities or assets to a given Series or Class or among several Series or Classes.

(b)	With the approval of a majority of the stockholders of each of the affected Classes of capital stock, the Board of Directors may transfer the assets of any Class to another Class in that Series or to a Class in another Series. Upon such a transfer, the Corporation shall issue shares of capital stock representing interests in the Class to which the assets were transferred in exchange for all shares of capital stock representing interests in the Class from which the assets were transferred. Such shares shall be exchanged at their respective net asset values.

FIFTH: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with

Section 2-105(c) of the Corporations and Associations Article of the Annotated Code of Maryland.

SIXTH: The newly authorized shares of the Corporation have been duly classified by the Board of Directors pursuant to authority and power contained in Article V of the Second Articles of Restatement of the Corporation.

IN WITNESS WHEREOF, THE PRUDENTIAL SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its Chairman and its corporate seal to be hereunder affixed and attested by its Secretary, as of September 6, 2002.

THE PRUDENTIAL SERIES FUND, INC.

BY:	/s/ DAVID R. ODENATH, JR.
David R. Odenath, Jr. Chairman

Attest:

/s/ JONATHAN D. SHAIN
Jonathan D. Shain Secretary

THE UNDERSIGNED, Chairman of the Board of THE PRUDENTIAL SERIES FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Second Articles of Restatement to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ DAVID R. ODENATH, JR.
David R. Odenath, Jr. Chairman